EXHIBIT 10.12

GUARANTY AND PLEDGE AGREEMENT

DATED AS OF
FEBRUARY 16, 2007

MADE BY

PETRO RESOURCES CORPORATION

IN FAVOR OF

D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, L.P.,
AS ADMINISTRATIVE AGENT

TABLE OF CONTENTS

i

SCHEDULES:
1    Notice Addresses of Guarantor
2    Description of Pledged Securities
3    Filings and Other Actions Required to Perfect Security Interests
4    Location of Jurisdiction of Organization and Chief Executive Office
5    Debt

ii

This GUARANTY AND PLEDGE AGREEMENT, dated as of February 16, 2007, is made by PETRO RESOURCES CORPORATION, a Delaware corporation (the “Guarantor”) in favor of D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, L.P. as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”), for the lenders (the “Lenders”) from time to time parties to the Credit Agreement, dated of even date herewith (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PRC Williston LLC (the “Borrower”), the Lenders and the Administrative Agent.

R E C I T A L S

A.    The Borrower has entered into that certain Credit Agreement dated as of the date hereof.

B.    It is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Guarantor shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Lenders.

C.    Now, therefore, in consideration of the premises herein and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, the Guarantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

ARTICLE I
Definitions

Section 1.01  Definitions.

(a)  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein have the meanings given to them in the Credit Agreement, and all uncapitalized terms which are defined in the UCC on the date hereof are used herein as so defined.

(b)  The following terms have the following meanings:

“Agreement” means this Guaranty and Pledge Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Bankruptcy Code” means title 11, United States Code, as amended from time to time.

“Borrower Obligations” means the collective reference to the payment and performance of all Indebtedness and all obligations of the Borrower and its Subsidiaries under the Guaranteed Documents, including, without limitation, the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Borrower and its Subsidiaries (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Guaranteed Creditors, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Guaranteed Documents, whether on account of principal, interest, reimbursement obligations, payments in respect of an early termination date, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Guaranteed Creditors that are required to be paid by the Borrower pursuant to the terms of any Guaranteed Documents).

“Collateral” has the meaning assigned such term in Section 3.01.

“Guaranteed Creditors” means the collective reference to the Administrative Agent, the Lenders and the Affiliates of Lenders that are parties to Guaranteed Swap Agreements.

“Guaranteed Documents” means the collective reference to the Credit Agreement, the other Loan Documents, each Guaranteed Swap Agreement and any other document made, delivered or given in connection with any of the foregoing.

“Guaranteed Swap Agreement” means any Swap Agreement between the Borrower or any of its Subsidiaries and any Lender or any Affiliate of any Lender while such Person (or, in the case of an Affiliate of a Lender, the Person affiliated therewith) is a Lender regardless of when such Swap Agreement was entered into. For the avoidance of doubt, a Swap Agreement ceases to be a Guaranteed Swap Agreement if the Person that is the counterparty to the Borrower or one of its Subsidiaries under a Swap Agreement ceases to be a Lender under the Credit Agreement (or, in the case of an Affiliate of a Lender, the Person affiliated therewith ceases to be a Lender under the Credit Agreement).

“Guarantor Obligations” means with respect to the Guarantor, the collective reference to (a) the Borrower Obligations and (b) all obligations and liabilities of the Guarantor which may arise under or in connection with any Guaranteed Document to which the Guarantor is a party, in each case, whether on account of principal, interest, guarantee obligations, reimbursement obligations, payments in respect of an early termination date, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to any Guaranteed Creditor under any Guaranteed Document).

“Guarantor” has the meaning given such term in the opening paragraph hereof.

“Issuers” means the collective reference to each issuer of a Pledged Security.

“LLC” means, with respect to the Guarantor, each limited liability company described or referred to in Schedule 2 in which the Guarantor has an interest.

“LLC Agreement” means, with respect to the Guarantor, each operating agreement relating to an LLC, as each agreement has heretofore been, and may hereafter be, amended, restated, supplemented or otherwise modified from time to time.

“Obligations” means: (a) in the case of the Borrower, the Borrower Obligations and (b) in the case of the Guarantor, its Guarantor Obligations.

“Guarantor Claims” has the meaning assigned to such term in Section 8.01.

“Partnership” means, with respect to the Guarantor, each partnership described or referred to in Schedule 2 in which the Guarantor has an interest.

“Partnership Agreement” means, with respect to the Guarantor, each partnership agreement governing a Partnership, as each such agreement has heretofore been, and may hereafter be, amended, restated, supplemented or otherwise modified.

“Pledged LLC Interests” means, with respect to the Guarantor, all right, title and interest of the Guarantor as a member of each LLC and all right, title and interest of the Guarantor in, to and under each LLC Agreement.

“Pledged Partnership Interests” means, with respect to the Guarantor, all right, title and interest of the Guarantor as a limited or general partner in all Partnerships and all right, title and interest of the Guarantor in, to and under the Partnership Agreements.

“Pledged Securities” means: (a) the Equity Interests described or referred to in Schedule 2 (as the same may be supplemented from time to time pursuant to a Supplement); and (b) (i) the certificates or instruments, if any, representing such Equity Interests, (ii) all dividends (cash, Equity Interests or otherwise), cash, instruments, rights to subscribe, purchase or sell and all other rights and Property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such securities, (iii) all replacements, additions to and substitutions for any of the Property referred to in this definition, including, without limitation, claims against third parties, (iv) the proceeds, interest, profits and other income of or on any of the Property referred to in this definition, (v) all security entitlements in respect of any of the foregoing, if any and (vi) all books and records relating to any of the Property referred to in this definition.

“Proceeds” means all “proceeds” as such term is defined in Section 9-102(64) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Administrative Agent’s and the Guaranteed Creditors’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection, the effect thereof or priority and for purposes of definitions related to such provisions.

Section 1.02  Other Definitional Provisions. Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Guarantor, refer to the Guarantor’s Collateral or the relevant part thereof.

Section 1.03  Rules of Interpretation. Section 1.03 and Section 1.04 of the Credit Agreement are hereby incorporated herein by reference and shall apply to this Agreement, mutatis mutandis.

ARTICLE II
Guarantee

Section 2.01  Guarantee.

(a)  The Guarantor hereby unconditionally and irrevocably, guarantees to the Guaranteed Creditors and each of their respective successors, indorsees, transferees and assigns, the prompt and complete payment in cash and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations. This is a guarantee of payment and not collection and the liability of the Guarantor is primary and not secondary.

(b)  Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of the Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by the Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Error! Reference source not found.).

(c)  The Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of the Guarantor hereunder without impairing the guarantee contained in this ARTICLE II or affecting the rights and remedies of any Guaranteed Creditor hereunder.

(d)  The Guarantor agrees that if the maturity of the Borrower Obligations is accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this guarantee without demand or notice to the Guarantor. The guarantee contained in this ARTICLE II shall remain in full force and effect until all the Borrower Obligations shall have been satisfied by payment in full in cash and all of the Commitments are terminated, notwithstanding that from time to time during the term of the Credit Agreement, no Borrower Obligations may be outstanding.

(e)  No payment made by any Person (other than a payment made by the Guarantor) or received or collected by any Guaranteed Creditor from any Person (other than a payment received or collected from the Guarantor) by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by the Guarantor in respect of the Borrower Obligations or any payment received or collected from the Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of the Guarantor hereunder until the Borrower Obligations are paid in full in cash and all of the Commitments are terminated.

Section 2.02  Intentionally Omitted.

Section 2.03  No Subrogation. Notwithstanding any payment made by the Guarantor hereunder or any set-off or application of funds of the Guarantor by any Guaranteed Creditor, the Guarantor shall not be entitled to be subrogated to any of the rights of any Guaranteed Creditor against the Borrower or any other guarantor or any collateral security or guarantee or right of offset held by any Guaranteed Creditor for the payment of the Borrower Obligations, nor shall the Guarantor seek or be entitled to seek any indemnity, exoneration, participation, contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by the Guarantor hereunder, until all amounts owing to the Guaranteed Creditors by the Borrower on account of the Borrower Obligations are irrevocably and indefeasibly paid in full in cash and all of the Commitments are terminated. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been irrevocably and indefeasibly paid in full in cash, such amount shall be held by the Guarantor in trust for the Guaranteed Creditors, and shall, forthwith upon receipt by the Guarantor, be turned over to the Administrative Agent in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in accordance with Section 11.02(c) of the Credit Agreement.

Section 2.04  Guaranty Amendments, Etc. with respect to the Borrower Obligations. The Guarantor shall remain obligated hereunder, and the Guarantor’s obligations hereunder shall not be released, discharged or otherwise affected, notwithstanding that, without any reservation of rights against the Guarantor and without notice to, demand upon or further assent by the Guarantor (which notice, demand and assent requirements are hereby expressly waived by the Guarantor), (a) any demand for payment of any of the Borrower Obligations made by any Guaranteed Creditor may be rescinded by such Guaranteed Creditor or otherwise and any of the Borrower Obligations continued; (b) the Borrower Obligations, the liability of any other Person upon or for any part thereof or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by, or any indulgence or forbearance in respect thereof granted by, any Guaranteed Creditor; (c) any Guaranteed Document may be amended, modified, supplemented or terminated, in whole or in part, as the Guaranteed Creditors may deem advisable from time to time; (d) any collateral security, guarantee or right of offset at any time held by any Guaranteed Creditor for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released; (e) any additional guarantors, makers or endorsers of the Borrower’s Obligations may from time to time be obligated on the Borrower’s Obligations or any additional security or collateral for the payment and performance of the Borrower’s Obligations may from time to time secure the Borrower’s Obligations; or (f) any other event shall occur which constitutes a defense or release of sureties generally. No Guaranteed Creditor shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this ARTICLE II or any Property subject thereto.

Section 2.05  Waivers. The Guarantor hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by any Guaranteed Creditor upon the guarantee contained in this ARTICLE II or acceptance of the guarantee contained in this ARTICLE II; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this

ARTICLE II and no notice of creation of the Borrower Obligations or any extension of credit already or hereafter contracted by or extended to the Borrower need be given to the Guarantor; and all dealings between the Borrower and the Guarantor, on the one hand, and the Guaranteed Creditors, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this ARTICLE II. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or the Guarantor with respect to the Borrower Obligations.

Section 2.06  Guaranty Absolute and Unconditional.

(a)  The Guarantor understands and agrees that the guarantee contained in this ARTICLE II is, and shall be construed as, a continuing, completed, absolute and unconditional guarantee of payment, and the Guarantor hereby waives any defense of a surety or guarantor or any other Guarantor on any obligations arising in connection with or in respect of any of the following and hereby agrees that its obligations hereunder shall not be discharged or otherwise affected as a result of any of the following:

(i)  the invalidity or unenforceability of any Guaranteed Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Guaranteed Creditor;

(ii)  any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against any Guaranteed Creditor;

(iii)  the insolvency, bankruptcy arrangement, reorganization, adjustment, composition, liquidation, disability, dissolution or lack of power of the Borrower or any other guarantor or any other Person at any time liable for the payment of all or part of the Obligations, including any discharge of, or bar or stay against collecting, any Obligation (or any part of them or interest therein) in or as a result of such proceeding;

(iv)  any sale, lease or transfer of any or all of the assets of the Borrower, or any changes in the shareholders of the Borrower;

(v)  any change in the corporate existence (including its constitution, laws, rules, regulations or power), structure or ownership of the Guarantor or in the relationship between the Borrower and the Guarantor;

(vi)  the fact that any Collateral or Lien contemplated or intended to be given, created or granted as security for the repayment of the Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other Lien, it being recognized and agreed by the Guarantor that it is not entering into this Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the Collateral for the Obligations;

(vii)  the absence of any attempt to collect the Obligations or any part of them from the Guarantor;

(viii)  (A) any Guaranteed Creditor’s election, in any proceeding instituted under chapter 11 of the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code; (B) any borrowing or grant of a Lien by the Borrower, as debtor-in-possession, or extension of credit, under Section 364 of the Bankruptcy Code; (C) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of any Guaranteed Creditor’s claim (or claims) for repayment of the Obligations; (D) any use of cash collateral under Section 363 of the Bankruptcy Code; (E) any agreement or stipulation as to the provision of adequate protection in any bankruptcy proceeding; (F) the avoidance of any Lien in favor of the Guaranteed Creditors or any of them for any reason; or (G) failure by any Guaranteed Creditor to file or enforce a claim against the Borrower or its estate in any bankruptcy or insolvency case or proceeding; or

(ix)  any other circumstance or act whatsoever, including any action or omission of the type described in Section 2.04 (with or without notice to or knowledge of the Borrower or the Guarantor), which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of the Guarantor under the guarantee contained in this ARTICLE II, in bankruptcy or in any other instance.

(b)  When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against the Guarantor, any Guaranteed Creditor may, but shall be under no obligation to, join or make a similar demand on or otherwise pursue or exhaust such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by any Guaranteed Creditor to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Guaranteed Creditor against the Guarantor. For the purposes hereof, “demand” shall include the commencement and continuance of any legal proceedings.

Section 2.07  Reinstatement. The guarantee contained in this ARTICLE II shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by any Guaranteed Creditor upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or the Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or the Guarantor or any substantial part of its Property, or otherwise, all as though such payments had not been made.

Section 2.08  Payments. The Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent, for the ratable benefit of the Guaranteed Creditors, without set-off, deduction or counterclaim, in dollars, in immediately available funds, at the offices of the Administrative Agent specified in Section 13.01 of the Credit Agreement.

ARTICLE III
Grant of Security Interest

Section 3.01  Grant of Security Interest. The Guarantor hereby pledges, assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Guaranteed Creditors, a security interest in all of the following Property now owned or at any time hereafter acquired by the Guarantor or in which the Guarantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Guarantor’s Obligations:

(1)  all Pledged Securities;

(2)  all books and records pertaining to the Collateral; and

(3)  to the extent not otherwise included, all Proceeds and products of any and all of the foregoing, all Supporting Obligations (as defined in the UCC) in respect of any of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

Section 3.02  Transfer of Pledged Securities. To the extent the Pledged Securities constitute “securities” under Article 8 of the UCC, all certificates or instruments representing or evidencing such Pledged Securities shall be delivered to and held by the Administrative Agent or a Person designated by the Administrative Agent and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, and accompanied by any required transfer tax stamps to effect the pledge and delivery of the Pledged Securities to the Administrative Agent. Notwithstanding the preceding sentence, at the Administrative Agent’s reasonable discretion, to the extent the Pledged Securities constitute “securities” under Article 8 of the UCC, all such Pledged Securities must be delivered or transferred in such manner as to permit the Administrative Agent to be a “protected purchaser” to the extent of its security interest as provided in Section 8-303 of the UCC (if the Administrative Agent otherwise qualifies as a protected purchaser). During the continuance of an Event of Default, the Administrative Agent shall have the right, at any time in its discretion and without notice, to transfer to or to register in the name of the Administrative Agent or any of its nominees any or all of the Pledged Securities, subject only to the revocable rights specified in Section 6.03. In addition, during the continuance of an Event of Default, the Administrative Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Securities for certificates or instruments of smaller or larger denominations.

ARTICLE IV
Representations and Warranties

To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder and to induce the Lenders (and their Affiliates) to enter into Swap Agreements with the Borrower and its Subsidiaries, the Guarantor hereby represents and warrants to the Administrative Agent and each Lender that:

Section 4.01  Representations in Credit Agreement. The Guarantor hereby incorporates by reference the representations and warranties set forth in Sections 8.01, 8.02, 803 and 8.07 of the Credit Agreement mutatis mutandis and makes such representations and warranties as of the date hereof, as if they were fully set forth herein.

Section 4.02  Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Guaranteed Creditors pursuant to this Agreement, the Guarantor is the record and beneficial owner of its respective items of the Collateral free and clear of any and all Liens and has rights in or the power to transfer each item of the Collateral in which a Lien is granted by it hereunder, free and clear of any Lien. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Guaranteed Creditors, pursuant to this Agreement or the other Security Instruments.

Section 4.03  Perfected First Priority Liens. Subject to applicable laws concerning possession and perfection of uncertificated securities, the security interests granted pursuant to this Agreement (a) upon the completion of the filings and the other actions specified on Schedule 3 constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Guaranteed Creditors, as collateral security for the Guarantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of the Guarantor and any Persons purporting to purchase any Collateral from the Guarantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof.

Section 4.04  Guarantor Information. On the date hereof, the correct legal name of the Guarantor, all names and trade names that the Guarantor has used in the last five years, the Guarantor's jurisdiction of organization and each jurisdiction of organization of the Guarantor over the last five years, organizational number, taxpayer identification number, and the location(s) of the Guarantor's chief executive office or sole place of business over the last five years are specified on Schedule 4.

Section 4.05  Pledged Securities.

(a)  The Pledged Securities required to be pledged hereunder and under the Credit Agreement by the Guarantor are listed in Schedule 2. The Pledged Securities pledged by the Guarantor hereunder constitute all the issued and outstanding shares of all classes of the Equity Interests of each Issuer owned by the Guarantor. All of the Pledged Securities have been duly and validly issued and are fully paid and nonassessable; and the Guarantor is the record and beneficial owner of, and has good title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement, and has rights in or the power to transfer the Pledged Securities in which a Lien is granted by it hereunder, free and clear of any Lien.

(b)  There are no restrictions on transfer (that have not been waived or otherwise consented to) in the LLC Agreement governing any Pledged LLC Interest and the Partnership Agreement governing any Pledged Partnership Interest or any other agreement relating thereto which would limit or restrict (i) the grant of a security interest in the Pledged LLC Interests and the Pledged Partnership Interests, (ii) the perfection of such security interest or (iii) the exercise of remedies in respect of such perfected security interest in the Pledged LLC Interests and the Pledged Partnership Interests, in each case, as contemplated by this Agreement. Upon the exercise of remedies in respect of the Pledged LLC Interests and the Pledged Partnership Interests, a transferee or assignee of a membership interest or partnership interest, as the case may be, of such LLC or Partnership, as the case may be, shall become a member or partner, as the case may be, of such LLC or Partnership, as the case may be, entitled to participate in the management thereof (subject to any limitations in any partnership agreement applicable to management of the partnership by a limited partner) and, upon the transfer of the entire interest of the Guarantor, the Guarantor shall cease to be a member or partner, as the case may be.

Section 4.06  Benefit to the Guarantor. The Borrower is a member of an affiliated group of companies that includes the Guarantor, and the Borrower and the Guarantor are engaged in related businesses. The Borrower is the wholly-owned subsidiary of the Guarantor and the Guarantor’s guaranty and surety obligations pursuant to this Agreement reasonably may be expected to benefit, directly or indirectly, it; and it has determined that this Agreement is necessary and convenient to the conduct, promotion and attainment of the business of the Guarantor and the Borrower.

Section 4.07  Solvency. The Guarantor (a) is not insolvent as of the date hereof and will not be rendered insolvent as a result of this Agreement (after giving effect to Error! Reference source not found.), (b) is not engaged in a business or a transaction, or about to engage in a business or a transaction, for which any Property remaining with it constitutes unreasonably small capital, and (c) does not intend to incur, or believe it will incur, Debt that will be beyond its ability to pay as such Debt matures.

ARTICLE V
Covenants

The Guarantor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Borrower Obligations shall have been paid in full in cash and all of the Commitments shall have terminated:

Section 5.01  Maintenance of Perfected Security Interest; Further Documentation. The Guarantor agrees that:

(a)  it shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.03 and shall defend such security interest against the claims and demands of all Persons whomsoever.

(b)  it will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

(c)  At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Guarantor, it will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably deem necessary for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the delivery of certificated securities and the filing of any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

Section 5.02  Changes in Locations, Name, Etc. The Guarantor recognizes that financing statements pertaining to the Collateral have been or may be filed where the Guarantor maintains any Collateral or is organized. Without limitation of Section 9.01(n) of the Credit Agreement or any other covenant herein, the Guarantor will not cause or permit any change in its (a) corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its Properties, (b) the location of its chief executive office or principal place of business, (c) its identity or corporate structure or in the jurisdiction in which it is incorporated or formed, (d) its jurisdiction of organization or its organizational identification number in such jurisdiction of organization or (e) its federal taxpayer identification number, unless, in each case, the Guarantor shall have first (i) notified the Administrative Agent of such change at least thirty (30) days prior to the effective date of such change, and (ii) taken all action reasonably requested by the Administrative Agent for the purpose of maintaining the perfection and priority of the Administrative Agent's security interests under this Agreement. In any notice furnished pursuant to this Section 5.02, the Guarantor will expressly state in a conspicuous manner that the notice is required by this Agreement and contains facts that may require additional filings of financing statements or other notices for the purposes of continuing perfection of the Administrative Agent's security interest in the Collateral. At the request of the Administrative Agent, on or prior to the occurrence of such event, the Guarantor shall cause the Borrower to provide to the Administrative Agent and the Lenders an opinion of counsel, in form and substance reasonably satisfactory to the Administrative Agent, to the effect that such event will not impair the validity of the security interests hereunder, the perfection and priority thereof, the enforceability of the Loan Documents, and such other matters as may be reasonably requested by the Administrative Agent.

Section 5.03  Pledged Securities.

(a)  If the Guarantor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Equity Interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any of the Pledged Securities, or otherwise in respect thereof, the Guarantor shall accept the same as the agent of the Guaranteed Creditors, hold the same in trust for the Guaranteed Creditors, segregated from other Property of the Guarantor, and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by the Guarantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by the Guarantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations.

(b)  Without the prior written consent of the Administrative Agent, the Guarantor will not (i) unless otherwise expressly permitted hereby or under the other Loan Documents, vote to enable, or take any other action to permit, any Issuer to issue any Equity Interests of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Equity Interests of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of the Guarantor or the Administrative Agent to sell, assign or transfer any of the Pledged Securities or Proceeds thereof.

(c)  The Guarantor shall furnish to the Administrative Agent such stock powers and other instruments as may be required by the Administrative Agent to assure the transferability of the Pledged Securities when and as often as may be reasonably requested by the Administrative Agent.

(d)  The Pledged Securities will at all times constitute not less than 100% of the Equity Interests of the Issuer thereof owned by the Guarantor. The Guarantor will not permit any Issuer of any of the Pledged Securities to issue any new shares of any class of Equity Interests of such Issuer without the prior written consent of the Administrative Agent.

Section 5.04  Liens. The Guarantor will not create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired) except (a) Liens securing the payment of any Borrower Obligations and (b) Excepted Liens.

Section 5.05  Debt. The Gurantor will not incur, create, assume or suffer to exist any Debt, except

(a)  the guaranty provided hereunder;

(b)  accounts payable and accrued expenses, liabilities or other obligations to pay the deferred purchase price of Property or services, from time to time incurred in the ordinary course of business that are not greater than sixty (60) days past the date of receipt of the invoice or delinquent or that are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; and

(c)  Debt existing on the Effective Date and set forth on Schedule 5 hereto.

ARTICLE VI
Remedial Provisions

Section 6.01  Code and Other Remedies.

(a)  Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent, on behalf of the Guaranteed Creditors, may exercise, in addition to all other rights and remedies granted to them in this Agreement, the other Loan Documents and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC or any other applicable law or otherwise available at law or equity. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Guarantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), at public or private sale or sales, at any exchange, broker’s board or office of any Guaranteed Creditor or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Upon any such sale or transfer, the Administrative Agent shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.01, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Guaranteed Creditors hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in accordance with Section 11.02(c) of the Credit Agreement, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615 of the UCC, need the Administrative Agent account for the surplus, if any, to the Guarantor. To the extent permitted by applicable law, the Guarantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Guaranteed Creditor arising out of the exercise by them of any rights hereunder except to the extent caused by the gross negligence or willful misconduct of the Administrative Agent or such Guaranteed Creditor or their respective agents.

(b)  In the event that the Administrative Agent elects not to sell the Collateral, the Administrative Agent retains its rights to dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity, and to apply the proceeds of the same towards payment of the Obligations. Each and every method of disposition of the Collateral described in this Agreement shall constitute disposition in a commercially reasonable manner.

(c)  The Administrative Agent may appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer of the Collateral.

Section 6.02  Pledged Securities.

(a)  Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the Guarantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 6.02(c), the Guarantor shall be permitted to receive all cash dividends paid in respect of the Pledged Securities paid in the normal course of business of the relevant Issuer (other than liquidating or distributing dividends), to the extent permitted by Section 10.04 of the Credit Agreement. Any sums paid upon or in respect of any Pledged Securities upon the liquidation or dissolution of any issuer of any Pledged Securities, any distribution of capital made on or in respect of any Pledged Securities or any property distributed upon or with respect to any Pledged Securities pursuant to the recapitalization or reclassification of the capital of any issuer of Pledged Securities or pursuant to the reorganization thereof shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sum of money or property so paid or distributed in respect of any Pledged Securities shall be received by the Guarantor, the Guarantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Administrative Agent, segregated from other funds of the Guarantor, as additional security for the Obligations.

(b)  Unless an Event of Default shall have occurred and be continuing and the and the Administrative Agent shall have given notice to the Guarantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 6.02(c), the Guarantor shall be entitled to exercise all voting, consent and corporate, partnership or limited liability company rights with respect to the Pledged Securities; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by the Guarantor that would impair the Collateral, be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document or, without the prior consent of the Administrative Agent and the Lenders, enable or permit any issuer of Pledged Securities to issue any Equity Interest or to issue any other securities convertible into or granting the right to purchase or exchange for any Stock of any issuer of Pledged Securities other than as permitted by the Credit Agreement.

(c)  Upon the occurrence and during the continuance of an Event of Default, upon notice by the Administrative Agent of its intent to exercise such rights to the Guarantor, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments, Property or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Borrower Obligations in accordance with Section 11.02(c) of the Credit Agreement, and (ii) any or all of the Pledged Securities shall be registered in the name of the Administrative Agent or its nominee, and (iii) the Administrative Agent or its nominee may exercise (A) all voting, consent, corporate, partnership or limited liability company and other rights pertaining to such Pledged Securities at any meeting of shareholders, partners or members (or other equivalent body), as the case may be, of the relevant Issuer or Issuers or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the organizational structure of any Issuer, or upon the exercise by the Guarantor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for Property actually received by it, but the Administrative Agent shall have no duty to the Guarantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(d)  Upon the occurrence and during the continuance of an Event of Default, in order to permit the Administrative Agent to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) the Guarantor shall promptly execute and deliver (or cause to be executed and delivered) to the Administrative Agent all such proxies, dividend payment orders and other instruments as the Administrative Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, the Guarantor hereby grants to the Administrative Agent an irrevocable proxy to vote all or any part of the Pledged Securities and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Securities would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Securities on the record books of the Issuer thereof) by any other Person (including the Issuer of such Pledged Securities or any officer or agent thereof).

(e)  The Guarantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by the Guarantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Guarantor, and the Guarantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Administrative Agent.

(f)  Upon the occurrence and during the continuance of an Event of Default, if the Issuer of any Pledged Securities is the subject of bankruptcy, insolvency, receivership, custodianship or other proceedings under the supervision of any Governmental Authority, then all rights of the Guarantor in respect thereof to exercise the voting and other consensual rights which the Guarantor would otherwise be entitled to exercise with respect to the Pledged Securities issued by such Issuer shall cease, and all such rights shall thereupon become vested in the Administrative Agent who shall thereupon have the sole right to exercise such voting and other consensual rights, but the Administrative Agent shall have no duty to exercise any such voting or other consensual rights and shall not be responsible for any failure to do so or delay in so doing.

Section 6.03  Private Sales of Pledged Securities.

(a)  The Guarantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise or may determine that a public sale is impracticable or not commercially reasonable and, accordingly, and may resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Guarantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(b)  The Guarantor agrees to use commercially reasonable efforts to do or cause to be done all such other acts as may reasonably be necessary to make such sale or sales of all or any portion of the Pledged Securities pursuant to this Section 6.03 valid and binding and in compliance with any and all other applicable Governmental Requirements. The Guarantor further agrees that a breach of any of the covenants contained in this Section 6.03 will cause irreparable injury to the Guaranteed Creditors, that the Guaranteed Creditors have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.03 shall be specifically enforceable against the Guarantor, and the Guarantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred or is continuing under the Credit Agreement.

Section 6.04  Waiver; Deficiency. The Guarantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Guaranteed Creditor to collect such deficiency.

Section 6.05  Non-Judicial Enforcement. The Administrative Agent may enforce its rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by law, the Guarantor expressly waives any and all legal rights which might otherwise require the Administrative Agent to enforce its rights by judicial process.

ARTICLE VII
The Administrative Agent

Section 7.01  Administrative Agent’s Appointment as Attorney-in-Fact, Etc.

(a)  The Guarantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Guarantor and in the name of the Guarantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all reasonably appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Guarantor hereby gives the Administrative Agent the power and right, on behalf of the Guarantor, without notice to or assent by the Guarantor, to do any or all of the following:

(i)  in the name of the Guarantor or its own name, or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due with respect to any Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any such moneys due with respect to any other Collateral whenever payable;

(ii)  unless being disputed under Section 9.04 of the Credit Agreement, pay or discharge Taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement or any other Loan Document and pay all or any part of the premiums therefor and the costs thereof;

(iii)  execute, in connection with any sale provided for in Section 6.01 or Section 6.03, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(iv)  (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (D) defend any suit, action or proceeding brought against the Guarantor with respect to any Collateral; (E) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; and (F) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and the Guarantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the Guaranteed Creditors’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Guarantor might do.

Anything in this Section 7.01(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.01(a) unless an Event of Default shall have occurred and be continuing.

(b)  If the Guarantor fails to perform or comply with any of its agreements contained herein within the applicable grace periods, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)  The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.01, together with interest thereon at a rate per annum equal to the post-default rate specified in Section 3.02(b) of the Credit Agreement, but in no event to exceed the Highest Lawful Rate, from the date of payment by the Administrative Agent to the date reimbursed by the Guarantor, shall be payable by the Guarantor to the Administrative Agent on demand.

(d)  The Guarantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue and in compliance hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated.

Section 7.02  Duty of Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar Property for its own account and shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral. Neither the Administrative Agent, any Guaranteed Creditor nor any of their Related Parties shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Guarantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Guaranteed Creditors hereunder are solely to protect the Administrative Agent’s and the Guaranteed Creditors’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Guaranteed Creditor to exercise any such powers. The Administrative Agent and the Guaranteed Creditors shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their Related Parties shall be responsible to the Guarantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct. To the fullest extent permitted by applicable law, the Administrative Agent shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral or the Obligations, or to take any steps necessary to preserve any rights against the Guarantor or other Person or ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not it has or is deemed to have knowledge of such matters. The Guarantor, to the extent permitted by applicable law, waives any right of marshaling in respect of any and all Collateral, and waives any right to require the Administrative Agent or any Guaranteed Creditor to proceed against any Person, exhaust any Collateral or enforce any other remedy which the Administrative Agent or any Guaranteed Creditor now has or may hereafter have against any Person.

Section 7.03  Execution of Financing Statements. Pursuant to the UCC and any other applicable law, the Guarantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of the Guarantor in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

Section 7.04  Authority of Administrative Agent. The Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Guaranteed Creditors, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Guarantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Guaranteed Creditors with full and valid authority so to act or refrain from acting, and the Guarantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

ARTICLE VIII
Subordination of Indebtedness

Section 8.01  Subordination of All Guarantor Claims. As used herein, the term “Guarantor Claims” shall mean all debts and obligations of the Borrower owing to the Guarantor, whether such debts and obligations now exist or are hereafter incurred or arise, or whether the obligation of the debtor thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or obligations be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or obligations may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by. After and during the continuation of an Event of Default, the Guarantor shall not receive or collect, directly or indirectly, from any other Guarantor in respect thereof any amount upon the Guarantor Claims.

Section 8.02  Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving the Guarantor, the Administrative Agent on behalf of the Administrative Agent and the Guaranteed Creditors shall have the right to prove their claim in any proceeding, so as to establish their rights hereunder and receive directly from the receiver, trustee or other court custodian, dividends and payments which would otherwise be payable upon Guarantor Claims. The Guarantor hereby assigns such dividends and payments to the Administrative Agent for the benefit of the Administrative Agent and the Guaranteed Creditors for application against the Borrower Obligations as provided under Section 11.02(c) of the Credit Agreement. Should the Administrative Agent or Guaranteed Creditor receive, for application upon the Obligations, any such dividend or payment which is otherwise payable to the Guarantor, and which shall constitute a credit upon the Guarantor Claims, then upon payment in full in cash of the Borrower Obligations and the termination of all of the Commitments, the intended recipient shall become subrogated to the rights of the Administrative Agent and the Guaranteed Creditors to the extent that such payments to the Administrative Agent and the Guaranteed Creditors on the Guarantor Claims have contributed toward the liquidation of the Obligations, and such subrogation shall be with respect to that proportion of the Obligations which would have been unpaid if the Administrative Agent and the Guaranteed Creditors had not received dividends or payments upon the Guarantor Claims.

Section 8.03  Payments Held in Trust. In the event that, notwithstanding Section 8.01 and Section 8.02, the Guarantor should receive any funds, payments, claims or distributions which is prohibited by such Sections, then it agrees: (a) to hold in trust for the Administrative Agent and the Guaranteed Creditors an amount equal to the amount of all funds, payments, claims or distributions so received, and (b) that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions except to pay them promptly to the Administrative Agent, for the benefit of the Guaranteed Creditors; and the Guarantor covenants promptly to pay the same to the Administrative Agent.

Section 8.04  Liens Subordinate. The Guarantor agrees that, until the Borrower Obligations are paid in full in cash and the termination of all of the Commitments, any Liens securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any Liens securing payment of the Obligations, regardless of whether such encumbrances in favor of the Guarantor, the Administrative Agent or any Guaranteed Creditor presently exist or are hereafter created or attach. Without the prior written consent of the Administrative Agent, the Guarantor, during the period in which any of the Borrower Obligations are outstanding or the Commitments are in effect, shall not (a) exercise or enforce any creditor’s right it may have against any debtor in respect of the Guarantor Claims, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding (judicial or otherwise, including without limitation the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any Lien securing payment of the Guarantor Claims held by it.

Section 8.05  Notation of Records. Upon the request of the Administrative Agent, all promissory notes and all accounts receivable ledgers or other evidence of the Guarantor Claims accepted by or held by the Guarantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Agreement.

ARTICLE IX
Miscellaneous

Section 9.01  Waiver. No failure on the part of the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, privilege or remedy or any abandonment or discontinuance of steps to enforce such right, power, privilege or remedy under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, privilege or remedy under this Agreement or any other Loan Document preclude or be construed as a waiver of any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. The remedies provided herein are cumulative and not exclusive of any remedies provided by law or equity.

Section 9.02  Notices. All notices and other communications provided for herein shall be given in the manner and subject to the terms of Section 13.01 of the Credit Agreement; provided that any such notice, request or demand to or upon the Guarantor shall be addressed to the Guarantor at its notice address set forth on Schedule 1.

Section 9.03  Payment of Expenses, Indemnities, Etc.

(a)  The Guarantor agrees to pay or reimburse each Guaranteed Creditor and the Administrative Agent for all out-of-pocket expenses incurred by such Person, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Guaranteed Creditor, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including, without limitation, all costs and expenses incurred in collecting against the Guarantor under the guarantee contained in ARTICLE II or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which the Guarantor is a party.

(b)  The Guarantor agrees to pay, and to save the Administrative Agent and the Guaranteed Creditors harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all Other Taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c)  The Guarantor agrees to pay, and to save the Administrative Agent and the Guaranteed Creditors harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 13.03 of the Credit Agreement.

Section 9.04  Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 13.02 of the Credit Agreement.

Section 9.05  Successors and Assigns. The provisions of this Agreement shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the Administrative Agent and the Guaranteed Creditors and their respective successors and assigns. The Guarantor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and the Lenders, and any such purported assignment, transfer or delegation shall be null and void.

Section 9.06  Survival; Revival; Reinstatement.

(a)  All covenants, agreements, representations and warranties made by the Guarantor herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document to which it is a party shall be considered to have been relied upon by the Administrative Agent and the Lenders and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under the Credit

Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Section 9.03 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.

(b)  To the extent that any payments on the Guarantor Obligations or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Guarantor Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the Guaranteed Creditors’ Liens, security interests, rights, powers and remedies under this Agreement and each other Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Administrative Agent and the Guaranteed Creditors to effect such reinstatement.

Section 9.07  Counterparts; Integration; Effectiveness.

(a)  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(b)  This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPERANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(c)  This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto, the Lenders and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.08  Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.09  Set-Off. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including, without limitations obligations under Swap Agreements) at any time owing by such Lender or Affiliate to or for the credit or the account of the Guarantor against any of and all the obligations of the Guarantor owed to such Lender now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 9.09 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have.

Section 9.10  Governing Law; Submission to Jurisdiction.

(a)  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IN THE EVENT THAT, BY REASON OF MANDATORY PROVISIONS OF LAW, ANY OF THE ATTACHMENT, PERFECTION OR PRIORITY OF THE SECURED PARTY’S SECURITY INTEREST IN ANY OF THE PLEDGED SECURITIES IS REQUIRED TO BE GOVERNED BY THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN A JURISDICTION OTHER THAN THE STATE OF NEW YORK (THE “OTHER UNIFORM COMMERCIAL CODE”), THEN, FOR PURPOSES OF THE PROVISIONS HEREOF RELATING TO SUCH ATTACHMENT, PERFECTION, THE EFFECT THEREOF OR PRIORITY, AND FOR PURPOSES OF DEFINITIONS RELATED TO SUCH PROVISIONS, SUCH OTHER UNIFORM COMMERCIAL CODE SHALL CONTROL.

(b)  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.

(c)  EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 13.01 OF THE CREDIT AGREEMENT (OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 13.01 OF THE CREDIT AGREEMENT) OR SCHEDULE 1 HERETO, AS APPLICABLE, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

(d)  EACH PARTY HEREBY (1) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (2) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (3) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (4) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 9.10.

Section 9.11  Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12  Acknowledgments. The Guarantor hereby acknowledges that:

(a)  it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)  neither the Administrative Agent nor any Guaranteed Creditor has any fiduciary relationship with or duty to the Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Guarantor, on the one hand, and the Administrative Agent and Guaranteed Creditors, on the other hand, in connection herewith or therewith is solely that of debtor and creditor;

(c)  no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Guaranteed Creditors or among the Guarantor and the Guaranteed Creditors; and

(d)  Each of the parties hereto specifically agrees that it has a duty to read this Agreement, the Security Instruments and the other Loan Documents and agrees that it is charged with notice and knowledge of the terms of this Agreement, the Security Instruments and the other Loan Documents; that it has in fact read this Agreement, the Security Instruments and the other Loan Documents and is fully informed and has full notice and knowledge of the terms, conditions and effects thereof; that it has been represented by independent legal counsel of its choice throughout the negotiations preceding its execution of this Agreement and the Security Instruments; and has received the advice of its attorney in entering into this Agreement and the Security Instruments; and that it recognizes that certain of the terms of this Agreement and the Security Instruments result in one party assuming the liability inherent in some aspects of the transaction and relieving the other party of its responsibility for such liability. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER SECURITY INSTRUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

Section 9.13  Additional Guarantors and Guarantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 9.14 of the Credit Agreement shall become an Guarantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement and shall thereafter have the same rights, benefits and obligations as the Guarantor party hereto on the date hereof. Any guarantor that is required to pledge Equity Interests of its Subsidiaries shall execute and deliver a Supplement, if such Equity Interests were not previously pledged.

Section 9.14  Releases.

(a)  Release Upon Payment in Full. The grant of a security interest hereunder and all of rights, powers and remedies in connection herewith shall remain in full force and effect until the Administrative Agent has (i) retransferred and delivered all Collateral in its possession to the Guarantor, and (ii) executed a written release or termination statement and reassigned to the Guarantor without recourse or warranty any remaining Collateral and all rights conveyed hereby. Upon the complete payment of the Borrower Obligations, the termination of all of the Commitments and the compliance by the Guarantor with all covenants and agreements hereof, the Administrative Agent, at the expense of the Borrower, will promptly release, reassign and transfer the Collateral to the Guarantor and declare this Agreement to be of no further force or effect.

(b)  Partial Releases. If any of the Collateral shall be sold, transferred or otherwise disposed of by the Guarantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of the Guarantor, shall promptly execute and deliver to the Guarantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral and the Equity Interests of the Issuer thereof. At the request and sole expense of the Borrower, the Guarantor shall be released from its obligations hereunder in the event that all the Equity Interests of the Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request of a Responsible Officer of the Borrower for release identifying the Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

(c)  Retention in Satisfaction. Except as may be expressly applicable pursuant to Section 9-620 of the UCC, no action taken or omission to act by the Administrative Agent or the Guaranteed Creditors hereunder, including, without limitation, any exercise of voting or consensual rights or any other action taken or inaction, shall be deemed to constitute a retention of the Collateral in satisfaction of the Obligations or otherwise to be in full satisfaction of the Obligations, and the Obligations shall remain in full force and effect, until the Administrative Agent and the Guaranteed Creditors shall have applied payments (including, without limitation, collections from Collateral) towards the Obligations in the full amount then outstanding or until such subsequent time as is provided in Section 9.14(a).

Section 9.15  Acceptance. The Guarantor hereby expressly waives notice of acceptance of this Agreement, acceptance on the part of the Administrative Agent and the Guaranteed Creditors being conclusively presumed by their request for this Agreement and delivery of the same to the Administrative Agent.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty and Pledge Agreement to be duly executed and delivered as of the date first above written.

GUARANTOR:	Petro Resources Corporation, a Delaware corporation

By: /s/ Wayne P. Hall Name: Wayne P. Hall Title: Chief Executive Officer

Acknowledged and Agreed to as
of the date first written above by:

ADMINISTRATIVE AGENT:	D. B. ZWIRN SPECIAL OPPORTUNITIES FUND, L.P.

	By:	D.B. Zwirn Partners, LLC, its general partner

By: /s/ illegible Name:________________________ Title:_________________________

Schedule 1

NOTICE ADDRESSES OF GUARANTOR

Petro Resources Corporation

Schedule 1 - 1

Schedule 2

DESCRIPTION OF PLEDGED SECURITIES

Pledged Securities:

Owner	Issuer	Percentage Owned	Percentage Pledged	Class of Stock or other Equity Interest	No. of Shares	Certificate No.
Petro Resources Corporation	PRC Williston LLC	100%	100%	Limited liability company

Schedule 2 - 1

Schedule 3

FILINGS AND OTHER ACTIONS
REQUIRED TO PERFECT SECURITY INTERESTS

1.	Filing of UCC-1 Financing Statement with respect to the Collateral with the Secretary of State of the State of Delaware.

Schedule 3 - 1

Schedule 4

LOCATION OF JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE

Legal name of the Guarantor: Petro Resources Corporation
Address:
All names and trade names that the Guarantor has used in the last five years:
Jurisdictions of organization over the last five years:
Current jurisdiction of organization:
Organizational number:
Taxpayer identification number:
Location of chief executive office or sole place of business over the last five years:

Schedule 4 - 1

Schedule 5

DEBT

Schedule 5 - 1

ACKNOWLEDGMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Guaranty and Pledge Agreement dated as of February ___, 2007 (the “Guaranty and Pledge Agreement”), made by the Guarantor for the benefit of D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, L.P., as Administrative Agent. The undersigned agrees for the benefit of the Administrative Agent and the Guaranteed Creditors as follows:

1.    The undersigned will be bound by the terms of the Guaranty and Pledge Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2.    The terms of Section 6.01(a) and Section 6.03 of the Guaranty and Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.02(a) or Section 6.03 of the Guaranty and Pledge Agreement.

[NAME OF ISSUER]

By: ______________________________________
Title:

Address for Notices:
____________________________________
____________________________________
____________________________________
Fax: ______________________________________

* This consent is necessary only with respect to any Issuer which is not also an Guarantor. This consent may be modified or eliminated with respect to any Issuer that is not controlled by a Guarantor.